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                                  EXHIBIT 23.3

                               Littman Krooks LLP
                                655 Third Avenue
                               New York, NY 10017
                                 (212) 490-2020

EDGAR Online, Inc.
50 Washington Street
Norwalk, CT 06854

Dear Sirs:

     We hereby consent to reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Littman Krooks LLP
Littman Krooks LLP

March 30, 2004